UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): February 13, 2024

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

2340 Corporate Circle, Suite 200
	Henderson,	Nevada
(Address of Principal Executive Offices)

89074
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

No changes since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(i)    On February 15, 2024, Employers Holdings, Inc. (“EHI”) announced that, effective as of March 1, 2024, Steven P. Sorenson has been appointed as a member of the EHI Board of Directors (the “Board”). Mr. Sorenson will serve on the Board and has been appointed to the Human Capital Management and Compensation Committee and the Risk Management, Technology and Innovation Committee. With Mr. Sorenson’s appointment, the Board will increase to 10 members.
Mr. Sorenson, age 59, retired from the Allstate Corporation after serving in various senior leadership roles, most recently as Executive Vice President of Corporate Business Transformation from 2020 to April 2023 and as Executive Vice President of Operations from 2017 to 2020. He joined Allstate in 2000. Mr. Sorenson currently serves on the boards of YMCA of Metropolitan Chicago, where he serves as Chair, and One Hope United, a multistate nonprofit that helps children and families build the skills to live life without limits. Mr. Sorenson earned a master’s degree in business administration (finance and strategy) from the University of Chicago in 1992 and a bachelor’s degree in economics from Harvard University in 1987.
Mr. Sorenson will participate in the non-employee director compensation program at EHI. Under the current program, each non-employee Board member receives an annual cash retainer of $65,000, each Board committee chair receives an annual cash retainer ranging from $10,000 to $20,000, and each Board committee member receives an annual cash retainer ranging from $9,000 to $14,000. Historically, the non-employee director compensation program has also included a grant of Restricted Stock Units (RSUs) to continuing directors after each Annual Meeting of Stockholders with a grant date fair value of $85,000. For non-employee directors who have joined the Board between annual meetings, the Human Capital Management and Compensation Committee of the Board (the “Compensation Committee”) has historically made a grant of RSUs in an amount that takes into consideration the length of time that the new Board member will serve between annual meetings. The Compensation Committee intends to meet at a later date to consider granting Mr. Sorenson an award of RSUs on a similar basis.
There are no arrangements or understandings between Mr. Sorenson and any other person pursuant to which he was named a director of EHI. Mr. Sorenson has no family relationship with EHI’s directors or executive officers, or any persons nominated or chosen by EHI to be a director or executive officer. Mr. Sorenson has not entered any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Mr. Sorenson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On February 15, 2024, EHI issued a press release regarding the appointment of Mr. Sorenson to the Board. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

(ii)    On February 13, 2024, Prasanna G. Dhoré notified the Board that he will not seek re-election to the Board at EHI’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). As a result, Mr. Dhoré’s service on the Board will conclude immediately following the 2024 Annual Meeting. Mr. Dhoré has served as a director of EHI since 2015. EHI is profoundly grateful for Mr. Dhoré’s distinguished service to our company and stockholders.
Mr. Dhoré has informed the Board that he does not have any disagreement with EHI on any matter relating to its operations, policies or practices.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employers Holdings, Inc. press release, dated February 15, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	February 15, 2024	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
Chief Legal Officer and General Counsel